EXHIBIT 99.2

Risk factors
You should consider carefully the following risk factors as well as other information contained in our other filings with the Securities and Exchange Commission. The information contained in the following risk factors is as of June 8, 2005. All aspects of our operations are subject to significant uncertainties, risks and other influences. The risks described below are not the only ones facing our company. Additional risks not presently known to us or which we currently consider immaterial may also adversely affect our company. If any of the following risks actually occur, our business, financial condition and operating results could be materially adversely affected. In such case, the price of our securities could decline, and you could lose part or all of your investment.
RISKS INHERENT IN OUR BUSINESS
Our operations are affected by adverse weather conditions and seasonal factors.
We are subject to three types of weather-related or seasonal factors:

➢	poor weather conditions generally;

➢	the tropical storm and hurricane season in the Gulf of Mexico; and

➢	reduced daylight hours during the winter months.
Poor visibility, high winds and heavy precipitation can affect the operation of helicopters and result in a reduced number of flight hours. A significant portion of our operating revenue is dependent on actual flight hours and a substantial portion of our direct costs is fixed. Thus, prolonged periods of adverse weather can materially and adversely affect our operating revenues and net earnings.
In the Gulf of Mexico, the months of December, January and February have more days of adverse weather conditions than the other months of the year. Also, June through November is tropical storm and hurricane season in the Gulf of Mexico, with August and September typically being the most active months. During tropical storms, we are unable to operate in the area of the storm and can incur significant expense in moving our aircraft to safer locations. In addition, as most of our facilities are located along the Gulf of Mexico coast, tropical storms and hurricanes may cause substantial damage to our property, including helicopters that we are unable to relocate.
Because the fall and winter months have fewer hours of daylight, our flight hours are generally lower at those times, which typically results in a reduction in operating revenues during those months. As of June 8, 2005, only 46 of the 168 helicopters used in our oil and gas operations are equipped to fly pursuant to instrument flight rules, or IFR, which enables these aircraft, when manned by IFR-rated pilots and co-pilots, to operate when poor visibility or darkness prevents flight by aircraft that can fly only under visual flight rules, or VFR. Not all of our pilots are IFR rated.
We may not be able to obtain acceptable customer contracts covering some of our new helicopters, and there will be a lag between the time that a helicopter is delivered to us and the time that it can begin generating revenues.
We are substantially expanding our fleet of helicopters. Many of our new oil and gas helicopters may not be covered by customer contracts when they are placed into service, and we cannot assure you as to when we will be able to utilize these new helicopters or on what terms. In addition, with respect to those helicopters that will be covered by customer contracts when they are placed into service, our contract terms generally are too short to recover our cost of purchasing the helicopter at current rates. Thus, we are subject to the risk that we will be unable to recoup our investment in purchasing the helicopters.

Once a new helicopter is delivered to us, we generally spend between two and five months installing mission-specific and/or customer-specific equipment before we place it into service. As a result, there can be a significant lag between the delivery date for a new helicopter and the time that it is able to generate revenues for us.
There is also a possibility that our customers may request new helicopters in lieu of our existing helicopters, which could adversely affect the utilization of our existing fleet.
Our contracts generally can be terminated or downsized by our customers without penalty.
Most of our fixed-term contracts contain provisions permitting early termination by the customer, sometimes with as little as 30 days’ notice for any reason and generally without penalty. In addition, many of our contracts, including our new contract with BP America Production Company, permit our customers to decrease the number of aircraft under contract with a corresponding decrease in the fixed monthly payments without penalty. As a result, you should not place undue reliance on our customer contracts or the terms of those contracts.
Increased governmental regulations could increase our costs or reduce our ability to operate successfully.
Our operations are regulated by a number of federal and state agencies. All of our flight operations are regulated by the Federal Aviation Administration, or FAA. Aircraft accidents are subject to the jurisdiction of the National Transportation Safety Board. Standards relating to the workplace health and safety are monitored by the federal Occupational Safety and Health Administration, or OSHA. Also, we are subject to various federal and state environmental statutes that are discussed in more detail under “Management’s discussion and analysis of financial condition and results of operations— Environmental matters” beginning on page S-37 and “Business— Environmental matters” beginning on page S-57 in our prospectus supplement dated June 9, 2005.
The FAA has jurisdiction over many aspects of our business, including personnel, aircraft and ground facilities. We are required to have an Air Taxi Certificate, granted by the FAA, to transport personnel and property in our helicopters. This certificate contains operating specifications that allow us to conduct our present operations, but it is potentially subject to amendment, suspension or revocation in accordance with procedures set forth in the Federal Aviation Act. The FAA is responsible for ensuring that we comply with all FAA regulations relating to the operation of our aviation business, and conducts regular inspections regarding the safety, training and general regulatory compliance of our U.S. aviation operations. Additionally, the FAA requires us to file reports confirming our continued compliance.
FAA regulations require that at least 75% of our voting securities be owned or controlled by citizens of the U.S. or one of its possessions, and that our president and at least two-thirds of our directors be U.S. citizens. Our Chief Executive Officer and all of our directors are U.S. citizens, and our organizational documents provide for the automatic reduction in voting power of each share of voting common stock owned or controlled by a non-U.S. citizen if necessary to comply with these regulations.
We are subject to significant regulatory oversight by OSHA and similar state agencies. We are also subject to the Communications Act of 1934 because of our ownership and operation of a radio communications flight following network throughout the Gulf of Mexico.
Numerous other federal statutes and rules regulate our offshore operations and those of our customers, pursuant to which the federal government has the ability to suspend, curtail or modify certain or all offshore operations. A suspension or substantial curtailment of offshore oil and gas operations for any prolonged period would have an immediate and materially adverse effect on us. A substantial modification of current offshore operations could adversely affect the economics of such operations and result in reduced demand for our services.
The helicopter services business is highly competitive.
All segments of our business are highly competitive. Many of our contracts are awarded after competitive bidding, and the competition for those contracts generally is intense. The principal aspects of competition are safety, price, reliability, availability and service.
We have two major competitors and several small competitors operating in the Gulf of Mexico, and most of our customers and potential customers could operate their own helicopter fleets if they choose to do so. At least one of our primary competitors has announced its intention to significantly expand its fleet.
Our Air Medical segment competes for business primarily under the independent provider model and, to a lesser extent, under the hospital-based model. Under the independent provider model, we have no contracts and, thus, no fixed revenue stream and compete for transport referrals on a daily basis with other independent operators in the area. Under the hospital-based model, we contract directly with the hospital to provide their transportation services, with the contracts typically awarded on a competitive bid basis. Under both models, we compete against national and regional companies, and there is usually more than one competitor in each local market. In addition, we compete against hospitals that operate their own helicopters and, in some cases, against ground ambulances as well.
The failure to maintain our safety record would seriously harm our ability to attract new customers and maintain our existing customers.
A favorable safety record is one of the primary factors a customer reviews in selecting an aviation provider. If we fail to maintain our safety and reliability record, our ability to attract new customers and maintain our current customers will be materially adversely affected.
Helicopter operations involve risks that may not be covered by our insurance or may increase the cost of our insurance.
The operation of helicopters inherently involves a high degree of risk. Hazards such as aircraft accidents, collisions, fire and adverse weather are hazards that must be managed by providers of helicopter services and may result in loss of life, serious injury to employees and third parties, and losses of equipment and revenues.
We maintain hull and liability insurance on our aircraft, which insures us against physical loss of, or damage to, our aircraft and against certain legal liabilities to others. In addition, we carry war risk, expropriation, confiscation and nationalization insurance for our aircraft involved in international operations. In some instances, we are covered by indemnity agreements from our customers in lieu of, or in addition to, our insurance. Our aircraft are not insured for loss of use.
While we believe that our insurance and indemnification arrangements provide reasonable protection for most foreseeable losses, they do not cover all potential losses and are subject to deductibles, retentions, coverage limits and coverage exceptions such that severe casualty losses, or the expropriation or confiscation of significant assets could materially and adversely affect our financial condition or results of operations. The occurrence of an event that is not fully covered by insurance could have a material adverse impact on our financial condition and results of operations.

Our air medical operations, which we are expanding, expose us to numerous special risks, including collection risks, high start-up costs and potential medical malpractice claims.
We recently have expanded, and are continuing to expand, our air medical business. These operations are highly competitive and expose us to a number of risks that we do not encounter in our oil and gas operations. For instance, the fees for our air medical services generally are paid by individual patients, insurance companies, or government agencies such as Medicare and Medicaid. As a result, our profitability in this business depends not only on our ability to generate an acceptable volume of patient transports, but also on our ability to collect our transport fees. We are not permitted to refuse service to patients based on their inability to pay.
As we continue to enter into new markets, we may not be able to identify markets with a favorable payor mix. As a result, even if we are able to generate an acceptable volume of patient transports, we cannot assure you that our new markets will be profitable for us. In addition, we generally incur significant start-up costs and lower utilization rates as we enter new air medical markets, which could further impact our profitability. Finally, we employ paramedics, nurses and other medical professionals for these operations, which can give rise to medical malpractice claims against us, which, if not fully covered by our medical malpractice insurance, could materially adversely affect our financial condition.
Our international operations are subject to political, economic and regulatory uncertainty.
Our international operations, which represented approximately 8% of our total operating revenues for the year ended December 31, 2004, are subject to a number of risks inherent in any international operations including:

➢	political, social and economic instability;

➢	potential seizure or nationalization of assets;

➢	import-export quotas;

➢	currency fluctuations or devaluation; and

➢	other forms of governmental regulation.
Additionally, our competitiveness in international markets may be adversely affected by regulations, including regulations requiring:

➢	the awarding of contracts to local contractors;

➢	the employment of local citizens; and

➢	the establishment of foreign subsidiaries with significant ownership positions reserved by the foreign government for local ownership.
Our failure to attract and retain qualified personnel could adversely affect us.
Our ability to attract and retain qualified pilots, mechanics, nurses, paramedics and other highly trained personnel will be an important factor in determining our future success. Many of our customers require pilots of aircraft that service them to have inordinately high levels of flight experience. The market for these experienced and highly trained personnel is extremely competitive. Accordingly, we cannot assure you that we will be successful in our efforts to attract and retain such persons. Some of our pilots and mechanics and those of our competitors are members of the

U.S. military reserves and could be called to active duty. If significant numbers of such persons are called to active duty, it would reduce the supply of such workers and likely increase our labor costs.
RISKS SPECIFIC TO OUR COMPANY
We are highly dependent on the offshore oil and gas industry.
Approximately 62% of our 2004 operating revenue was attributable to helicopter support for domestic offshore oil and gas exploration and production companies. Our business is highly dependent on the level of activity by the oil and gas companies, particularly in the Gulf of Mexico.
The level of activity by our customers operating in the Gulf of Mexico depend on factors that we cannot control, such as:

➢	the supply of, and demand for, oil and natural gas and market expectations regarding supply and demand;

➢	actions of OPEC, Middle Eastern and other oil producing countries to control prices or change production levels;

➢	general economic conditions in the United States and worldwide;

➢	war, civil unrest or terrorist activities;

➢	governmental regulation; and

➢	the price and availability of alternative fuels.
Any substantial or extended decline in the prices of oil and natural gas could depress the level of helicopter activity in support of exploration and production activity and thus have a material adverse effect on our business, results of operations and financial condition.
Additionally, the Gulf of Mexico is generally considered to be a mature area for oil and gas exploration, which may result in a continuing decrease in activity over time. This could materially adversely affect our business, results of operations and financial condition. In addition, the concentrated nature of our operations subjects us to the risk that a regional event could cause a significant interruption in our operations or otherwise have a material affect on our profitability.
Moreover, companies in the oil and gas exploration and production industry continually seek to implement cost-savings measures. As part of these measures, oil and gas companies have attempted to improve operating efficiencies with respect to helicopter support services. For example, certain oil and gas companies have pooled helicopter services among operators, reduced staffing levels by using technology to permit unmanned production installations and decreased the frequency of transportation of employees offshore by increasing the lengths of shifts offshore. The continued implementation of such measures could reduce demand for helicopter services and have a material adverse impact on our business, results of operations and our financial condition.
We currently are negotiating a new collective bargaining agreement covering our pilots.
We are currently in negotiations with the Office of Professional Employees International Union (“OPEIU”) regarding a new collective bargaining agreement covering our pilots. We cannot predict the outcome of these negotiations nor when they might be concluded and such negotiations may result in an agreement that will materially increase our operating costs. Failure to reach a satisfactory agreement could result in work stoppages, strikes or other labor disruptions that could materially adversely affect our revenues, operations or financial condition.

We depend on a small number of large oil and gas industry customers for a significant portion of our revenues, and our credit exposure within this industry is significant.
We derive a significant amount of our revenue from a small number of major and independent oil and gas companies. For the year ended December 31, 2004, 13% of our revenues were attributable to our largest customer. The loss of one of our significant customers, if not offset by revenues from new or other existing customers, would have a material adverse effect on our business and operations. In addition, this concentration of customers may impact our overall credit risk in that these entities may be similarly affected by changes in economic and other conditions.
Our Chairman of the Board and Chief Executive Officer is also our principal stockholder and has voting control of the Company.
Al A. Gonsoulin, our Chairman of the Board and Chief Executive Officer, beneficially owns stock representing approximately 52% of our total voting power. As a result, he exercises control over the election of all of our directors and the outcome of most matters requiring a stockholder vote. This ownership also may delay or prevent a change in our management or a change in control of us, even if such changes would benefit our other stockholders.
Our substantial indebtedness could adversely affect our financial condition and impair our ability to operate our business.
We are a highly leveraged company and, as a result, have significant debt service obligations. As of March 31, 2005, our total indebtedness was $212.3 million, including $200.0 million of our 9 3/8% senior notes due 2009, and our ratio of total indebtedness to stockholders’ equity was 1.9 to 1.0. For the year ended December 31, 2004, our ratio of earnings to fixed charges was 1.4 to 1. This level of indebtedness could have significant negative consequences to us that you should consider. For example, it could:

➢	require us to dedicate a substantial portion of our cash flow from operations to pay principal of, and interest on, our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures or other general corporate purposes, or to carry out other aspects of our business plan;

➢	increase our vulnerability to general adverse economic and industry conditions and limit our ability to withstand competitive pressures;

➢	limit our flexibility in planning for, or reacting to, changes in our business and future business opportunities;

➢	place us at a competitive disadvantage compared to our competitors that have less debt; and

➢	limit our ability to obtain additional financing to fund future working capital, capital expenditures and other aspects of our business plan.
Our ability to meet our debt obligations and other expenses will depend on our future performance, which will be affected by financial, business, economic, regulatory and other factors, many of which we are unable to control. When our 9 3/8% senior notes come due in 2009, we will likely need to enter into new financing arrangements at that time to repay those notes. We may be unable to obtain that financing on favorable terms, which could adversely affect our business, financial condition and results of operations. For more information on our indebtedness, please see the financial statements included elsewhere herein.

Our stock has a low trading volume.
Our common stock is listed for trading on The NASDAQ National Market System under the symbol “PHELK” for our non-voting common stock and “PHEL” for our voting common stock. Both classes of common stock have low trading volume. As a result, a stockholder may not be able to sell shares of our common stock at the time, in the amounts, or at the price desired.
We do not pay dividends.
We have not paid any dividends on our common stock since 1999 and do not anticipate that we will pay any dividends on our common stock in the foreseeable future. In addition, our ability to pay dividends is restricted by the indenture governing our 9 3/8% senior notes due 2009 and our credit facility.
Provisions in our articles of incorporation and by-laws and Louisiana law make it more difficult to effect a change in control of us, which could discourage a takeover of our company and adversely affect the price of our common stock.
Although an attempted takeover of our company is unlikely by virtue of the ownership by our chief executive officer of more than 50% of the total voting power of our capital stock, there are also provisions in our articles of incorporation and by-laws that may make it more difficult for a third party to acquire control of us, even if a change in control would result in the purchase of your shares at a premium to the market price or would otherwise be beneficial to you. For example, our articles of incorporation authorizes our board of directors to issue preferred stock without stockholder approval. If our board of directors elects to issue preferred stock, it could be more difficult for, or discourage, a third party to acquire us. In addition, provisions of our by-laws, such as giving the board the exclusive right to fill all board vacancies, could make it more difficult for a third party to acquire control of us.
In addition to the provisions contained in our articles of incorporation and by-laws, the Louisiana Business Corporation Law, or “LBCL,” includes certain provisions applicable to Louisiana corporations, such as us, which may be deemed to have an anti-takeover effect. Such provisions give stockholders the right to receive the fair value of their shares of stock following a control transaction from a controlling person or group and set forth requirements relating to certain business combinations. Our descriptions of these provisions are only abbreviated summaries of detailed and complex statutes. For a complete understanding of the statutes, you should read them in their entirety.
The LBCL’s control share acquisition statute provides that any person who acquires “control shares” will be able to vote such shares only if the right to vote is approved by the affirmative vote of at least a majority of both (i) all the votes entitled to be cast by stockholders and (ii) all the votes entitled to be cast by stockholders excluding “interested shares.” The control share acquisition statute permits the articles of incorporation or bylaws of a company to exclude from the statute’s application acquisitions occurring after the adoption of the exclusion. Our by-laws do contain such an exclusion; however, our board of directors or stockholders, by an amendment to our by-laws, could reverse this exclusion.
Future sales of our shares could depress the market price of our non-voting common stock.
The market price of our non-voting common stock could decline as a result of issuances and sales by us of additional shares of non-voting or voting common stock pursuant to our existing shelf registration statement or otherwise. The market price of our non-voting common stock could also decline as the result of the perception that these sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

You should not place undue reliance on forward-looking statements, as our actual results may differ materially from those anticipated in our forward-looking statements.
Many of our filings with the Securities and Exchange Commission contain and incorporate by reference forward-looking statements about our operations, expansion plans, economic performance and financial condition. These statements are based on a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control, and reflect future business decisions which are subject to change. Some of these assumptions inevitably will not materialize, and unanticipated events will occur which will affect our results of operations. For a more detailed description of these uncertainties and assumptions, see “Cautionary note regarding forward-looking statements” in our prospectus supplement dated June 9, 2005.